EXHIBIT (a)(1)(D)

VALENTIS, INC.

OFFER TO AMEND AND EXCHANGE

WITHDRAWAL FORM

        If you previously elected to participate in the offer (the "Offer") by Valentis, Inc., a Delaware corporation ("Valentis"), described in the Offer to Amend and Exchange, dated as of April 29, 2004 (the "Offer to Amend and Exchange"), and you would now like to change your prior election and withdraw your tendered warrant(s), you must properly complete, sign, date and deliver this Withdrawal Form (this "Withdrawal Form") to Valentis pursuant to the Instructions accompanying this Withdrawal Form, by no later than the expiration of the Offer. The Offer will expire at 5:00 p.m. Pacific Daylight Time on May 27, 2004, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered warrant(s) at any time before the expiration of the extended deadline.

        If Valentis receives one or more Election Forms and one or more Withdrawal Forms signed by you, Valentis will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

ACKNOWLEDGEMENT AND SIGNATURE:

        I previously (a) completed, signed, dated and delivered to Valentis the Election Form, in which I elected to participate in the Offer, and (b) delivered to Valentis my original executed warrant(s). I now wish to change my prior election and withdraw my tendered warrant(s).

        By properly completing, signing and dating this Withdrawal Form and delivering it to Valentis pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered warrant(s). I understand and acknowledge that if Valentis accepts my withdrawal, my warrant(s) will remain outstanding until expiration or exercise, and I will not receive or have any rights to any amended warrants.

[signature page follows]

        IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Form as of the date set forth below.

Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number